Exhibit 99.1

Zuora Reports Third Quarter Fiscal 2024 Results
GAAP operating margin increased 26 percentage points year-over-year
Non-GAAP operating margin increased 14 percentage points year-over-year
Subscription revenue grew 13% year-over-year
Total revenue grew 9% year-over-year
Redwood City, Calif. – November 29, 2023 – Zuora, Inc. (NYSE: ZUO), a leading monetization suite for modern businesses, today announced financial results for its fiscal third quarter ended October 31, 2023.
“We continued to execute on our strategy in the third quarter, exceeding guidance on subscription revenue, total revenue and operating income,” said Tien Tzuo, Founder and CEO of Zuora. “Three quarters in, it’s clear we’re building a durable recurring business capable of delivering strong margins and free cash flow, made possible by a growing customer base that’s committed to our differentiated technology.”

Third Quarter Fiscal 2024 Financial Results:
•Revenue: Subscription revenue was $98.0 million, an increase of 13% year-over-year and 14% on a constant currency basis. Total revenue was $109.8 million, an increase of 9% year-over-year and 9% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $8.8 million, compared to a loss from operations of $33.9 million in the third quarter of fiscal 2023.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $16.0 million, compared to a non-GAAP income from operations of $0.6 million in the third quarter of fiscal 2023.
•GAAP Net Loss: GAAP net loss was $5.5 million, or 5% of revenue, compared to a net loss of $37.0 million, or 37% of revenue, in the third quarter of fiscal 2023. GAAP net loss per share was $0.04 based on 141.5 million weighted-average shares outstanding, compared to a net loss per share of $0.28 based on 132.6 million weighted-average shares outstanding in the third quarter of fiscal 2023.
•Non-GAAP Net Income (Loss): Non-GAAP net income was $12.3 million, compared to a non-GAAP net loss of $2.9 million in the third quarter of fiscal 2023. Non-GAAP net income per share was $0.09 based on 141.5 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.02 based on 132.6 million weighted-average shares outstanding in the third quarter of fiscal 2023.
•Cash Flow: Net cash used in operating activities was $55.7 million, compared to net cash used in operating activities of $4.9 million in the third quarter of fiscal 2023. Net cash used in operating activities for the third quarter fiscal 2024 included a payment of $68.3 million to settle shareholder litigation.
•Adjusted Free Cash Flow: Adjusted free cash flow was $12.7 million compared to negative $7.2 million in the third quarter of fiscal 2023.
•Cash and Investments: Cash and cash equivalents and short-term investments were $493.7 million as of October 31, 2023.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with annual contract value (ACV) equal to or greater than $250,000 were 453, up from 420 as of October 31, 2022. Seven of the deals that closed in the quarter ended October 31, 2023 had ACV equal to or greater than $500,000, two of which had ACV greater than $1.0 million.
•Dollar-based retention rate (DBRR) was 108%, compared to 109% as of October 31, 2022.
•Annual Recurring Revenue (ARR) was $396.0 million compared to $350.7 million as of October 31, 2022, representing ARR growth of 13%.
•Hosted an international series of Subscribed Connect events in London, Paris, Munich, Stockholm and Tokyo, announcing multiple product enhancements including:
◦A new native Mediation Engine within Zuora for Consumption, which helps companies create flexible meters and consolidate usage data, unlocking new customer insights to rapidly experiment with pricing and better align with customer value.
◦Subscriber IQ, a new Zephr capability, which helps product and growth teams glean valuable subscriber insights through a connected view of subscribers combined with industry benchmarks.
◦Zuora Integration Hub, one place for drag-and-drop integration that makes it even faster for technical teams to configure and maintain Zuora’s 60+ pre-built connectors to CRM, CPQ, ERP, payment gateways and more.
◦Zuora Extension Studio, which empowers admins to extend Zuora for changing business requirements, configure unique use cases and change monetization processes quickly.
•Announced a partnership with Sovos to help global businesses meet e-invoicing mandates.
•Zuora expanded its services with Google Fiber, Alphabet’s high-speed broadband internet service that spans 15 states and counting. Now, Zuora will power GFiber’s full order-to-revenue process as they continue to grow.
•New customers and go-lives included LinkedIn, FreshBooks and Dark Matter Technologies.
Financial Outlook:
As of November 29, 2023, we are providing guidance for the fourth quarter and full fiscal year 2024 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the fourth quarter and full fiscal year 2024, Zuora currently expects the following results:

	Fourth Quarter	Fiscal 2024
Subscription revenue	$99.3M - $100.3M	$382.5M - $383.5M
Professional services revenue	$10.5M - $11.5M	$48.3M - $49.3M
Total revenue	$109.8M - $111.8M	$430.8M - $432.8M
Non-GAAP income from operations[1]	$12.0M - $13.0M	$43.6M - $44.6M
Non-GAAP net income per share[1,2]	$0.04 - $0.05	$0.25 - $0.26
ARR growth[3]		~12%
Dollar-based Retention Rate[3]		107%-108%
Adjusted Free Cash Flow[1]		$37M+

(1) For information on how we derive our non-GAAP financial measures, see the section titled "Explanation of Non-GAAP Financial Measures" below. Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, adjusted free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
(2) Non-GAAP net income per share was computed assuming 144.2 million and 140.1 million weighted-average shares outstanding for the fourth quarter and full fiscal year 2024, respectively.
(3) Refer to the "Explanation of Key Operational and Financial Metrics" section below for how these metrics are calculated.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Explanation of Key Operational and Financial Metrics:
Customers with annual contract value (ACV) equal to or greater than $250,000. We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions. We define the number of customers at the end of any particular period as the number of parties or organizations that have entered into a distinct subscription contract with us and for which the term has not ended. Each party with whom we have entered into a distinct subscription contract is considered a unique customer, and in some cases, there may be more than one customer within a single organization.
Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on November 29, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through November 29, 2024. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from November 29, 2023 at 4:00 p.m. PT to December 6, 2023 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income from operations; non-GAAP operating margin; non-GAAP net income (loss); non-GAAP net income (loss) per share; adjusted free cash flow; and subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis). The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder litigation. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses and settlements, related to shareholder litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software, office leases, and acquired intangible assets. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liability and debt conversion liability. We exclude the change in fair value of warrant liabilities and debt conversion liabilities, which are non-cash gains or losses, as they can fluctuate significantly with changes in Zuora's stock price and market volatility, and do not reflect the underlying cash flows or operational results of the business.

•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.
•Workforce reduction. We exclude charges related to the workforce reduction plan we approved in November 2022, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that excludes acquisition-related costs (including integration-related charges) and expenses related to non-ordinary course litigation (including settlement charges) from GAAP operating cash flows, and includes capital expenditures. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.
Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 6, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we may be unable to attract new customers and expand sales to existing customers; adverse impacts on our business and financial condition due to macroeconomic or market conditions, such as inflation, rising interest rates, and banking system instability; we may not be able to manage our future growth and profitability plans effectively; monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions, may develop slower than we expect; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; the risk of loss of key employees; the risk of currency exchange rate fluctuations; we face intense competition in our markets and may not be able to compete effectively; we have a history of net losses and may not achieve or sustain profitability; our products may fail to gain, or lose, market acceptance; our product development efforts may be unsuccessful; we face risks with our debt obligations; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; litigation and related costs; geopolitical conflicts or destabilizing events, such as the ongoing conflict in Ukraine and Israel; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides a leading monetization suite for modern businesses across all industries, enabling companies to unlock and grow customer-centric business models. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the Americas, EMEA and APAC. To learn more about the Zuora monetization suite, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2023 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Subscription	$98,048	$86,567	$283,232	$248,878
Professional services	11,801	14,505	37,760	44,168
Total revenue	109,849	101,072	320,992	293,046
Cost of revenue:
Subscription[1]	20,378	21,727	62,304	60,024
Professional services[1]	14,650	18,553	47,851	55,140
Total cost of revenue	35,028	40,280	110,155	115,164
Gross profit	74,821	60,792	210,837	177,882
Operating expenses:
Research and development[1]	27,504	28,413	79,428	77,639
Sales and marketing[1]	40,245	46,973	124,488	132,576
General and administrative[1]	15,893	19,327	54,160	55,433
Total operating expenses	83,642	94,713	258,076	265,648
Loss from operations	(8,821)	(33,921)	(47,239)	(87,766)
Change in fair value of warrant liability and debt conversion liability	6,997	452	2,241	9,348
Interest expense	(5,610)	(4,444)	(14,604)	(10,647)
Interest and other income (expense), net	2,272	1,187	13,639	98
Loss before income taxes	(5,162)	(36,726)	(45,963)	(88,967)
Income tax provision	340	308	1,396	1,145
Net loss	(5,502)	(37,034)	(47,359)	(90,112)
Comprehensive loss:
Foreign currency translation adjustment	(696)	(973)	(1,383)	(1,648)
Unrealized (loss) gain on available-for-sale securities	(18)	(337)	494	(1,013)
Comprehensive loss	$(6,216)	$(38,344)	$(48,248)	$(92,773)
Net loss per share, basic and diluted	$(0.04)	$(0.28)	$(0.34)	$(0.69)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	141,488	132,579	138,789	130,461
_____________________
(1) Stock-based compensation expense was recorded in the following cost and expense categories:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cost of subscription revenue	$2,350	$2,437	$6,889	$6,517
Cost of professional services revenue	2,747	3,479	8,997	10,186
Research and development	7,165	7,536	20,661	20,967
Sales and marketing	8,191	10,188	24,857	27,603
General and administrative	5,648	5,367	16,569	14,772
Total stock-based compensation expense	$26,101	$29,007	$77,973	$80,045

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$414,832	$203,239
Short-term investments	78,905	183,006
Accounts receivable, net	78,297	91,740
Deferred commissions, current portion	15,298	16,282
Prepaid expenses and other current assets	23,554	24,285
Total current assets	610,886	518,552
Property and equipment, net	25,570	27,159
Operating lease right-of-use assets	25,296	22,768
Purchased intangibles, net	10,689	13,201
Deferred commissions, net of current portion	26,658	28,250
Goodwill	55,000	53,991
Other assets	4,035	4,677
Total assets	$758,134	$668,598
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$465	$1,073
Accrued expenses and other current liabilities	27,810	103,678
Accrued employee liabilities	30,992	30,483
Deferred revenue, current portion	158,407	167,145
Operating lease liabilities, current portion	7,396	9,240
Total current liabilities	225,070	311,619
Long-term debt	356,645	210,403
Deferred revenue, net of current portion	1,719	442
Operating lease liabilities, net of current portion	38,060	37,924
Deferred tax liabilities	3,723	3,717
Other long-term liabilities	7,340	7,333
Total liabilities	632,557	571,438
Stockholders’ equity:
Class A common stock	13	13
Class B common stock	1	1
Additional paid-in capital	936,147	859,482
Accumulated other comprehensive loss	(1,808)	(919)
Accumulated deficit	(808,776)	(761,417)
Total stockholders’ equity	125,577	97,160
Total liabilities and stockholders’ equity	$758,134	$668,598

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(47,359)	$(90,112)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	13,684	13,725
Stock-based compensation	77,973	80,045
Provision for credit losses	457	1,403
Donation of common stock to charitable foundation	—	1,000
Amortization of deferred commissions	14,415	14,250
Reduction in carrying amount of right-of-use assets	4,876	5,859
Change in fair value of warrant liability and debt conversion liability	(2,241)	(9,348)
Change in fair value of contingent consideration	—	(1,800)
Other	2,630	575
Changes in operating assets and liabilities:
Accounts receivable	12,476	5,666
Prepaid expenses and other assets	878	(2,454)
Deferred commissions	(12,013)	(15,418)
Accounts payable	(634)	3,415
Accrued expenses and other liabilities	(82,904)	2,819
Accrued employee liabilities	509	282
Deferred revenue	(7,461)	(2,607)
Operating lease liabilities	(10,962)	(9,979)
Net cash used in operating activities	(35,676)	(2,679)
Cash flows from investing activities:
Purchases of property and equipment	(6,913)	(8,471)
Purchases of short-term investments	(66,665)	(205,464)
Maturities of short-term investments	175,128	89,013
Cash paid for acquisition	(4,524)	(41,000)
Net cash provided by (used in) investing activities	97,026	(165,922)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	145,861	233,901
Proceeds from issuance of common stock upon exercise of stock options	1,000	2,097
Proceeds from issuance of common stock under employee stock purchase plan	4,765	4,485
Principal payments on debt	—	(1,480)
Net cash provided by financing activities	151,626	239,003
Effect of exchange rates on cash and cash equivalents	(1,383)	(1,648)
Net increase in cash and cash equivalents	211,593	68,754
Cash and cash equivalents, beginning of period	203,239	113,507
Cash and cash equivalents, end of period	$414,832	$182,261

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

Subscription Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$20,378	$21,727	$62,304	$60,024
Less:
Stock-based compensation	(2,350)	(2,437)	(6,889)	(6,517)
Amortization of acquired intangibles	(607)	(586)	(2,083)	(1,512)
Asset impairment	(439)	—	(439)	—
Workforce reduction	—	(147)	(38)	(147)
Non-GAAP cost of subscription revenue	$16,982	$18,557	$52,855	$51,848
GAAP subscription gross margin	79%	75%	78%	76%
Non-GAAP subscription gross margin	83%	79%	81%	79%

Professional Services Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$14,650	$18,553	$47,851	$55,140
Less:
Stock-based compensation	(2,747)	(3,479)	(8,997)	(10,186)
Workforce reduction	—	(399)	(46)	(399)
Non-GAAP cost of professional services revenue	$11,903	$14,675	$38,808	$44,555
GAAP professional services gross margin	(24)%	(28)%	(27)%	(25)%
Non-GAAP professional services gross margin	(1)%	(1)%	(3)%	(1)%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Total Gross Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$74,821	$60,792	$210,837	$177,882
Add:
Stock-based compensation	5,097	5,916	15,886	16,703
Amortization of acquired intangibles	607	586	2,083	1,512
Asset impairment	439	—	439	—
Workforce reduction	—	546	84	546
Non-GAAP gross profit	$80,964	$67,840	$229,329	$196,643
GAAP gross margin	68%	60%	66%	61%
Non-GAAP gross margin	74%	67%	71%	67%

Operating (Loss) Income and Operating Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(8,821)	$(33,921)	$(47,239)	$(87,766)
Add:
Stock-based compensation	26,101	29,007	77,973	80,045
Amortization of acquired intangibles	607	586	2,083	1,512
Asset impairment	1,592	—	1,592	—
Charitable contribution	—	—	—	1,000
Shareholder litigation	(3,508)	16	(3,265)	246
Acquisition-related transactions	19	1,268	211	1,612
Workforce reduction	—	3,660	265	3,660
Non-GAAP income from operations	$15,990	$616	$31,620	$309
GAAP operating margin	(8)%	(34)%	(15)%	(30)%
Non-GAAP operating margin	15%	1%	10%	—%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except per share data)
(unaudited)

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Reconciliation of net (loss) income:
GAAP net loss	$(5,502)	$(37,034)	$(47,359)	$(90,112)
Add:
Stock-based compensation	26,101	29,007	77,973	80,045
Amortization of acquired intangibles	607	586	2,083	1,512
Asset impairment	1,592	—	1,592	—
Charitable contribution	—	—	—	1,000
Shareholder litigation	(3,508)	16	(3,265)	246
Change in fair value of warrant liability and debt conversion liability	(6,997)	(452)	(2,241)	(9,348)
Acquisition-related transactions	19	1,268	211	1,612
Workforce reduction	—	3,660	265	3,660
Non-GAAP net income (loss)	$12,312	$(2,949)	$29,259	$(11,385)
GAAP net loss per share, basic and diluted[1]	$(0.04)	$(0.28)	$(0.34)	$(0.69)
Non-GAAP net income (loss) per share, basic and diluted[1]	$0.09	$(0.02)	$0.21	$(0.09)
_________________________________

(1) For the three months ended October 31, 2023 and 2022, GAAP and Non-GAAP net income (loss) per share are calculated based upon 141.5 million and 132.6 million basic and diluted weighted-average shares of common stock, respectively. For the nine months ended October 31, 2023 and 2022, GAAP and Non-GAAP net income (loss) per share are calculated based upon 138.8 million and 130.5 million basic and diluted weighted-average shares of common stock, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Adjusted Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Net cash used in operating activities (GAAP)	$(55,657)	$(4,861)	$(35,676)	$(2,679)
Add:
Shareholder litigation	71,377	54	72,130	237
Acquisition-related costs	28	—	135	—
Less:
Purchases of property and equipment	(3,075)	(2,387)	(6,913)	(8,471)
Adjusted free cash flow (non-GAAP)	$12,673	$(7,194)	$29,676	$(10,913)
Net cash provided by (used in) investing activities (GAAP)	$2,005	$(19,416)	$97,026	$(165,922)
Net cash provided by financing activities (GAAP)	$145,899	$575	$151,626	$239,003

Constant Currency Revenue

	Three Months Ended October 31,			Nine Months Ended October 31,
	2023	2022	% Change	2023	2022	% Change
Subscription revenue (GAAP)	$98,048	$86,567	13%	$283,232	$248,878	14%
Effects of foreign currency rate fluctuations	821			5,594
Subscription revenue on a constant currency basis (Non-GAAP)	$98,869		14%	$288,826		16%

Total revenue (GAAP)	$109,849	$101,072	9%	$320,992	$293,046	10%
Effects of foreign currency rate fluctuations	711			5,592
Total revenue on a constant currency basis (Non-GAAP)	$110,560		9%	$326,584		11%